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             [LETTERHEAD OF KILPATRICK STOCKTON LLP APPEARS HERE]

March 17, 1999

                                                                     EXHIBIT 5.1


Vail Banks, Inc.
108 South Frontage Road West
Vail, Colorado  81657

Ladies and Gentlemen:

     At your request, we have examined the Registration Statement on Form SB-2, File No. 333-___________, (the "Registration Statement"), filed by Vail Banks, Inc. (the "Company"), a Colorado corporation, with the Securities and Exchange Commission with respect to the registration under the Securities Act of 1933, as amended, of 1,528,860 shares of Common Stock, par value $1.00 per share, of the Company (the "Common Stock"), to be sold from time to time by certain shareholders of the Company (the "Selling Shareholders").

     As your counsel, and in connection with the preparation of the Registration Statement, we have examined the originals or copies of such documents, corporate records, certificates of public officials and officers of the Company, and other instruments related to the authorization and issuance of the Common Stock as we deemed relevant or necessary for the opinion expressed herein.

     Based upon the foregoing, it is our opinion that the shares of Common Stock to be sold by the Selling Shareholders have been validly issued and fully paid for and are nonassessable, and that such shares may be sold and delivered by the Selling Shareholders in the manner and under the terms and conditions described in the Registration Statement without affecting adversely their status as validly issued, fully paid, and nonassessable.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name in the "Legal Matters" section of the Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto.


                                  Very truly yours,

                                  KILPATRICK STOCKTON LLP

                                  By: /s/ Jan Davidson
                                      ------------------------
                                      Jan M. Davidson, A Partner